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                                                                    EXHIBIT 10.4


                               NETCOMMERCE, INC.
                             1900 WESTRIDGE DRIVE
                              IRVING, TEXAS 75038
                     PHONE 972-465-5900   FAX 972-465-5901

                             CONSULTING AGREEMENT

CONSULTING AGREEMENT (the "Agreement") dated as of December 1, 2000 between NetCommerce, Inc. (the "Client") and JDL Resources, Inc. (the "Consultant").

                              W I T N E S S E T H
                              -------------------

WHEREAS, the Client desires to receive advisory services from the Consultant in connection with:

     (a) assisting in evaluating the managerial, marketing, sales, operating, and financing needs of the Client;

     (b)  arranging financing for the Company's needs and expansion;

     (c) provide representation of the Client and introduction to financial institutions, strategic partners, and potential clients;

          (Collectively, the "Objectives").

WHEREAS, the Consultant have established their expertise in, among other things, financial matters, assisting in the planning of corporate expansion, arranging private financing, and financial consulting services in general.

NOW, THEREFORE, in consideration of the mutual covenants and agreements, and upon the terms and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby covenant and agree as follows:

     Section 1.  Retention of Consultant.  The Client engages the Consultant,
                 -----------------------
     and the Consultant accepts such engagement, subject to the terms and conditions of this Agreement.

     Section 2.  Services.  At such times as are mutually convenient to the
                 --------
     Consultant and the Client during the Term (as defined below), the Consultant shall provide consulting services to the Client in connection with each of the Objectives.


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     Section 3.  Compensation.  For services rendered by the Consultant pursuant
                 ------------
     to this Agreement, the Client shall pay Consultant the following:

          Upon execution of this Agreement, the Client shall compensate the
          Consultant: (i) 1,500,000 shares of Client's common stock to be registered through an S-8 registration; and (ii) cancel/amend previous Consulting agreement specific terms between Client and Consultant to
          reflect change in compensation.   All other terms and convenants shall
          remain in full force and effect.

     Section 4.  Term.  This Agreement shall be for a term commencing on the
                 ----
     date hereof and ending four (4) months.

     Section 5.  Entire Agreement:  Amendments.  This Agreement contains the
                 -----------------------------
     entire agreement and understanding between the parties and supersedes and preempts any prior understandings or agreements, whether written or oral, except where specifically identified. The provisions of this Agreement may be amended or waived only with the prior written consent of the Client and the Consultant.

     Section 6.  Successors and Assigns.  This Agreement shall be binding upon,
                 ----------------------
     inure to the benefit of, and shall be enforceable by the Consultant and the Client and their respective successors and assigns.


Agreed and Accepted By:

Netcommerce, Inc.


By:
   --------------------------
Name:
Title:

JDL Resources, Inc.

By:
  ---------------------------
Name:
Title:








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